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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM 8-A/A

                                 (Amendment No. 1)

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                          ----------------------------


                               NASH-FINCH COMPANY
             (Exact name of registrant as specified in its charter)


                     DELAWARE                        41-0431960
             (State of Incorporation)              (IRS Employer
                                                Identification No.)



            7600 FRANCE AVENUE SOUTH
                 P.O. BOX 355
             MINNEAPOLIS, MINNESOTA                  55440-0355
             (Address of principal                   (Zip Code)
               executive offices)



Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class           Name of each exchange on which
       to be so registered           each class is to be registered

             NONE                                    N/A



Securities to be registered pursuant to Section 12(g) of the Act:

                          COMMON STOCK PURCHASE RIGHTS
                          ----------------------------
                               (Title of class)


                          ----------------------------


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Item 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

    The information under "Item 1. Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A filed on March 7, 1996 (File No. 0-785) is incorporated herein by reference.

Item 2.       EXHIBITS

1   Stockholder Rights Agreement dated as of February 13, 1996 between
Nash-Finch Company and Norwest Bank Minnesota, National Association.





                                       1

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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   NASH-FINCH COMPANY


Dated:  March 20, 1996              By /s/ Norman R. Soland
                                     -----------------------------------------
                                     Title Vice President
                                          ------------------------------------


                                        2


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                                  EXHIBIT INDEX

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
EXHIBIT        DOCUMENT

     1    Stockholder Rights Agreement dated as of February 13, 1996 between Nash-Finch Company and Norwest Bank Minnesota, National
          Association. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Incorporated by reference to
                                                                                          Exhibit 1 of the Company's
                                                                                          Registration Statement on
                                                                                          Form 8-A filed on March 7,
                                                                                          1996 (File No. 0-785)


                                        3


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